EXHIBIT 22.0

                             SUN MICROSYSTEMS, INC.
                                  Subsidiaries

Diba, Inc.
Lighthouse Design, Ltd.
Lighthouse Design R&D Corporation
Nihon Sun Microsystems K.K.
Solaris Corporation
Sun Microsystems (Barbados), Ltd.
Sun Microsystems (Schweiz) A.G.
Sun Microsystems AB
Sun Microsystems Australia Pty. Ltd.
Sun Microsystems Belgium N.V./S.A.
Sun Microsystems Benelux B.V.
Sun Microsystems Distributions International, Inc.
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Federal, Inc.
Sun Microsystems France, S.A.
Sun Microsystems GmbH
Sun Microsystems Holdings Limited
Sun Microsystems Hungary Computing Ltd.
Sun Microsystems Iberica, S.A.
Sun Microsystems Intercontinental Operations
Sun Microsystems International, Inc.
Sun Microsystems International B.V.
Sun Microsystems Ireland Limited
Sun Microsystems Italia S.p.A
Sun Microsystems Korea, Ltd.
Sun Microsystems Ltd.
Sun Microsystems Management Services Corporation
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Ltd.
Sun Microsystems Oy
Sun Microsystems Poland, Sp.z.o.o
Sun Microsystems Properties, Inc.
Sun Microsystems Pte. Ltd.
Sun Microsystems Scotland B.V.
Sun Microsystems Scotland Limited.
Sun Microsystems Super Annuation Nominees Pty. Ltd.
Sun Microsystems de Chile, S.A.
Sun Microsystems de Colombia, S.A.
Sun Microsystems de Mexico, S. A. de C.V.
Sun Microsystems de Venezuela, S. A.
Sun Microsystems do Brasil Industria e Comercio Ltda.
Sun Microsystems of California, Inc.
Sun Microsystems of California, Ltd.
Sun Microsystems of Canada Inc..
Sun Microsystems China Ltd.
Sun TSI Subsidiary, Inc.
SunExpress, Inc.
SunExpress International, Inc.
SunSoft, Inc.
SunSoft International, Inc.
Solaris Indemnity, Ltd.
Solaris Assurance, Inc.
Sun Microsystems Risk Management, Inc.
Sun Microsystems Taiwan, Limited.
Sun Microsystems Israel, Limited.
Sun Microsystems Technology Pty. Ltd.
Sun Microsystems (China) Co., Ltd.
Sun Microsystems de Argentina S.A.

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